Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 24, 2023, with respect to the consolidated financial statements of GigaCloud Technology Inc, incorporated herein by reference.

/s/ KPMG Huazhen LLP

Shanghai, People’s Republic of China

June 28, 2023